FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

• Completed IPO of Western Refining Logistics, LP
• Acquired general partner interests in Northern Tier Energy LP
• Paid fourth quarter dividend of $0.22 per share

EL PASO, Texas - February 27, 2014 - Western Refining, Inc. (NYSE: WNR) today reported fourth quarter 2013 net income, excluding special items, of $57.3 million, or $0.60 per diluted share. This compares to fourth quarter 2012 net income, excluding special items, of $155.7 million, or $1.45 per diluted share. Including special items, the Company recorded fourth quarter 2013 net loss attributable to Western Refining, Inc. of $7.3 million, or $(0.09) per diluted share as compared to net income of $207.6 million, or $1.92 per diluted share for the fourth quarter of 2012. The special items for the fourth quarter of 2013 primarily included a non-cash unrealized pre-tax hedging loss of $100.6 million. Western's financial results reflect the consolidation of financial results of both Western Refining Logistics, LP (NYSE: WNRL), a fee-based master limited partnership of which Western owns the general partner and approximately 65% of the limited partnership interests and Northern Tier Energy LP (NYSE: NTI), a variable distribution master limited partnership of which Western owns the general partner and 38.7% of the limited partnership interests.
For the year ended December 31, 2013, the Company reported net income, excluding special items, of $313.7 million, or $3.15 per diluted share as compared to net income, excluding special items, of $552.3 million, or $5.08 per diluted share for the year ended December 31, 2012. Including special items, Western recorded full year 2013 net income attributable to Western Refining, Inc. of $276.0 million, or $2.79 per diluted share compared to full year 2012 net income of $398.9 million, or $3.71 per diluted share.
A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
The Company successfully completed a number of strategic initiatives during 2013:

•	began operation of the crude gathering system in the fast-growing Permian Basin

•	expanded crude oil gathering capabilities in the Four Corners region

•	completed the IPO of Western Refining Logistics, LP

•	completed the strategic investment in Northern Tier Energy LP

•	returned $305.3 million in cash to shareholders from dividends and share repurchases
Jeff Stevens, Western's President and Chief Executive Officer, said, "Western had a truly transformational year in 2013. In the fourth quarter, we continued to benefit from our refinery locations which have both direct pipeline access to cost-advantaged crude oils and service areas with strong refined product values. We launched WNRL as a platform to grow our logistics business, and acquired NTI to further diversify our asset base and expand our direct pipeline access to cost-advantaged crude sources. We also implemented a number of successful capital projects and returned cash to shareholders. We will continue to focus on growing the earnings power of the Company and delivering long-term shareholder value."
Excluding WNRL and NTI, total debt as of December 31, 2013, was $1,108.2 million and cash was $298.3 million resulting in net debt of $810.0 million.

Stevens concluded, "We successfully achieved our ambitious goals that we set for 2013. As we look to the first quarter of 2014, we are seeing widening Midland/Cushing differentials, similar to what we saw in early 2013. We continue to grow our logistics business by expanding our direct pipeline access to cost-advantaged crude oils from some of the fastest growing basins in North America. As always, we will continue to focus on safety and reliability while continuing to increase value to our shareholders."
Conference Call Information
The management teams of Western Refining and Northern Tier Energy will hold a joint conference call to discuss financial results for the fourth quarter and full year ending December 31, 2013. The conference call is scheduled for Thursday, February 27, 2014, at 10:00 a.m. ET. A slide presentation will also be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 31406191. The audio replay will be available two hours after the end of the call through March 6, 2014, by dialing (800) 585-8367 or (404) 537-3406, passcode: 31406191.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of gains, losses, and impairments on disposal of assets, the impact of the non-cash unrealized net gains and losses from our commodity hedging activities and the non-cash loss on extinguishment of debt. We believe it is useful for investors to understand our financial performance excluding these items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The Wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL). Western Refining, Inc. also owns the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: our commitment to return cash to shareholders; continued focus on safety and reliability; expectations for margins; growth of crude production in basins in North America; our ability to access cost-advantaged crude sources; ability to realize anticipated benefits of our acquisitions and strategic initiatives; the continued growth of our logistics capabilities; the attractiveness of our refinery locations; budgeted capital expenditures and the effectiveness of such capital expenditures; and the impact of the Midland/Cushing price differential on our El Paso refinery crude oil acquisition costs. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or otherwise materially affect our financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013 (4)	2012	2013 (4)	2012
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$3,022,281	$2,248,257	$10,086,070	$9,503,134
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	2,728,532	1,710,775	8,690,222	8,054,385
Direct operating expenses (exclusive of depreciation and amortization) (1)	164,641	122,813	523,836	483,070
Selling, general and administrative expenses	52,252	34,545	137,031	114,628
(Gain) loss on disposal of assets, net	2,035	—	(4,989)	(1,891)
Maintenance turnaround expense	4,151	13,763	50,249	47,140
Depreciation and amortization	38,638	24,799	117,848	93,907
Total operating costs and expenses	2,990,249	1,906,695	9,514,197	8,791,239
Operating income	32,032	341,562	571,873	711,895
Other income (expense):
Interest income	205	136	746	696
Interest expense and other financing costs	(21,939)	(17,419)	(68,040)	(81,349)
Amortization of loan fees	(1,899)	(1,641)	(6,541)	(6,860)
Loss on extinguishment of debt	(1)	—	(46,773)	(7,654)
Other, net	1,822	(278)	2,214	359
Income before income taxes	10,220	322,360	453,479	617,087
Provision for income taxes	6,012	(114,773)	(153,925)	(218,202)
Net income	16,232	207,587	299,554	398,885
Less net income attributed to non-controlling interest	23,560	—	23,560	—
Net income (loss) attributable to Western	$(7,328)	$207,587	$275,994	$398,885
Basic earnings (loss) per share	$(0.09)	$2.35	$3.35	$4.42
Diluted earnings (loss) per share (2)	$(0.09)	$1.92	$2.79	$3.71
Weighted average basic shares outstanding	79,720	87,589	82,248	89,270
Weighted average dilutive shares outstanding	79,720	110,250	104,904	111,822
Cash Flow Data
Net cash provided by (used in):
Operating activities	$92,880	$320,056	$442,293	$916,353
Investing activities	(756,703)	(71,418)	(897,025)	18,506
Financing activities	760,752	(304,515)	468,835	(651,721)
Other Data
Adjusted EBITDA (3)	$179,494	$298,463	$754,839	$1,083,669
Capital expenditures	57,888	71,434	205,677	202,157
Balance Sheet Data (at end of period)
Cash and cash equivalents			$468,070	$453,967
Working capital			451,094	559,213
Total assets			5,517,920	2,480,407
Total debt and lease financing obligation			1,411,517	499,863
Total equity			2,570,587	909,070

(1)
Excludes $1,024.8 million, $4,277.8 million, $1,099.0 million, and $4,909.4 million of intercompany sales; $1,012.0 million, $4,265.0 million, $1,096.4 million, and $4,901.5 million of intercompany cost of products sold; and $4.1 million, $12.8 million, $2.6 million and $7.9 million, of intercompany direct operating expenses for the three and twelve months ended December 31, 2013 and 2012, respectively.

(2)
Our computation of diluted earnings (loss) per share potentially includes our Convertible Senior Notes and our restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings (loss) per share calculation, we assumed issuance of 0.2 million restricted shares and share units and assumed issuance of 22.5 million shares related to our Convertible Senior Notes for the twelve months ended December 31, 2013. Our Convertible Senior Notes and our restricted shares and share units were determined to be anti-dilutive for the three months ended December 31, 2013 and as such were not included in our computation of diluted earnings (loss) per share. We assumed issuance of 0.6 million and 0.5 million restricted shares and share units for the three and twelve months ended December 31, 2012, respectively, and assumed issuance of 22.1 million shares related to the Convertible Senior Notes, respectively for both periods.

(3)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013 (4)	2012	2013 (4)	2012
	(In thousands)
Net income (loss) attributable to Western	$(7,328)	$207,587	$275,994	$398,885
Net income attributed to non-controlling interest	23,560	—	23,560	—
Interest expense and other financing costs	21,939	17,419	68,040	81,349
Amortization of loan fees	1,899	1,641	6,541	6,860
Provision for income taxes	(6,012)	114,773	153,925	218,202
Depreciation and amortization	38,638	24,799	117,848	93,907
Maintenance turnaround expense	4,151	13,763	50,249	47,140
Loss (gain) on disposal of assets, net	2,035	—	(4,989)	—
Loss on extinguishment of debt	1	—	46,773	7,654
Unrealized loss (gain) on commodity hedging transactions	100,611	(81,519)	16,898	229,672
Adjusted EBITDA	$179,494	$298,463	$754,839	$1,083,669

(4)
The information presented includes the results of operations of NTI beginning November 12, 2013, the date the transactions contemplated by the Purchase Agreement were consummated. Additionally, the information presented includes the financial results for WNRL from the period beginning October 16, 2013 through the year ended December 31, 2013.

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Operating Income (Loss)
Refining	$7,503	$350,777	$565,107	$735,742
Wholesale	5,346	9,953	29,539	31,011
Retail	893	2,974	10,103	16,111
Corporate and other	(27,985)	(22,142)	(79,151)	(70,969)
Total Western	$(14,243)	$341,562	$525,598	$711,895
WNRL (1)	8,917	—	8,917	—
NTI (2)	37,358	—	37,358	—
Operating income	$32,032	$341,562	$571,873	$711,895

Depreciation and Amortization
Total Western	$25,222	$24,799	$104,432	$93,907
WNRL (1)	2,676	—	2,676	—
NTI (2)	10,740	—	10,740	—
Depreciation and amortization expense	$38,638	$24,799	$117,848	$93,907

Capital Expenditures
Total Western	$47,194	$71,434	$194,983	$202,157
WNRL (1)	2,810	—	2,810	—
NTI (2)	7,884	—	7,884	—
Capital expenditures	$57,888	$71,434	$205,677	$202,157

Balance Sheet Data (at end of period)
Cash and cash equivalents
Total Western			$298,256	$453,967
WNRL			84,000	—
NTI			85,814	—
Cash and cash equivalents			$468,070	$453,967

Total debt
Total Western			$1,108,238	$499,863
WNRL			—	—
NTI			278,369	—
Total debt			$1,386,607	$499,863

Total debt to capitalization ratio (3)			55.3%	35.5%

Total working capital
Total Western			$259,082	$559,213
WNRL			85,182	—
NTI			106,830	—
Total working capital			$451,094	$559,213

(1)	WNRL financial data represents financial results for the period beginning October 16, 2013 through December 31, 2013.

(2)	NTI financial data represents financial results for the period beginning November 12, 2013 through December 31, 2013.

(3)	Calculation of total debt to capitalization ratio excludes NTI debt of $278.4 million and total equity of $1,676.5 million attributable to non-controlling interest.

Refining Segment

El Paso and Gallup Refineries and Related Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$1,919,619	$1,923,146	$7,693,829	$8,340,178
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (5)	1,804,050	1,446,878	6,656,778	7,133,308
Direct operating expenses (exclusive of depreciation and amortization)	74,391	83,123	312,497	320,659
Selling, general and administrative expenses	7,128	7,858	28,485	27,136
(Gain) loss on disposal of assets, net	2,025	—	(4,999)	(1,382)
Maintenance turnaround expense	4,151	13,763	50,249	47,140
Depreciation and amortization	20,371	20,747	85,712	77,575
Total operating costs and expenses	1,912,116	1,572,369	7,128,722	7,604,436
Operating income	$7,503	$350,777	$565,107	$735,742
Key Operating Statistics
Total sales volume (bpd) (1)	184,790	173,726	176,653	184,086
Total refinery production (bpd)	154,908	149,842	147,793	147,461
Total refinery throughput (bpd) (2)	157,252	152,280	150,429	149,809
Per barrel of throughput:
Refinery gross margin (3) (5)	$7.99	$34.00	$18.89	$22.01
Refinery gross margin excluding hedging activities (3) (5)	13.87	30.74	18.87	28.40
Refinery gross margin excluding fees paid to WNRL (3) (6)	9.82	34.00	19.37	22.01
Gross profit (3) (5)	6.58	32.51	17.33	20.60
Direct operating expenses (4)	5.14	5.93	5.69	5.85
Direct operating expenses including WNRL expenses (4) (7)	5.45	5.93	5.38	5.85

El Paso and Gallup Refineries

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	81,821	78,516	78,568	76,536
Diesel and jet fuel	62,852	61,497	59,580	61,224
Residuum	5,616	5,873	5,445	5,655
Other	4,619	3,956	4,200	4,046
Total refinery production (bpd)	154,908	149,842	147,793	147,461
Refinery throughput (bpd):
Sweet crude oil	124,460	119,187	117,289	115,345
Sour or heavy crude oil	24,907	26,665	25,195	24,792
Other feedstocks and blendstocks	7,885	6,428	7,945	9,672
Total refinery throughput (bpd) (2)	157,252	152,280	150,429	149,809
El Paso Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	66,323	64,637	61,893	61,669
Diesel and jet fuel	56,244	55,056	52,600	54,600
Residuum	5,616	5,873	5,445	5,655
Other	3,858	3,417	3,442	3,280
Total refinery production (bpd)	132,041	128,983	123,380	125,204
Refinery throughput (bpd):
Sweet crude oil	101,538	98,184	93,654	94,404
Sour crude oil	24,907	26,665	25,195	24,792
Other feedstocks and blendstocks	7,278	5,936	6,488	7,734
Total refinery throughput (bpd) (2)	133,723	130,785	125,337	126,930
Total sales volume (bpd) (1)	148,437	142,671	141,894	151,352
Per barrel of throughput:
Refinery gross margin (3) (5)	$13.85	$30.77	$18.74	$28.25
Refinery gross margin excluding fees paid to WNRL (3) (6)	15.30	30.77	19.13	28.25
Direct operating expenses (4)	3.97	4.36	4.30	4.50
Direct operating expenses including WNRL expenses (4) (7)	4.26	4.36	4.38	4.50

Gallup Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	15,498	13,879	16,675	14,867
Diesel and jet fuel	6,608	6,441	6,980	6,624
Other	761	539	758	766
Total refinery production (bpd)	22,867	20,859	24,413	22,257
Refinery throughput (bpd):
Sweet crude oil	22,922	21,003	23,635	20,941
Other feedstocks and blendstocks	607	492	1,457	1,938
Total refinery throughput (bpd) (2)	23,529	21,495	25,092	22,879
Total sales volume (bpd) (1)	36,353	31,055	34,759	32,718
Per barrel of throughput:
Refinery gross margin (3) (5)	$14.43	$30.26	$18.94	$28.25
Refinery gross margin excluding fees paid to WNRL (3) (6)	17.89	30.26	19.76	28.25
Direct operating expenses (4)	11.24	11.43	10.13	9.60
Direct operating expenses including WNRL expenses (4) (7)	12.18	11.43	10.36	9.60

(1)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 14.44% and 13.83% of our total consolidated sales volumes for the years ended December 31, 2013 and 2012, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,919,619	$1,923,146	$7,693,829	$8,340,178
Cost of products sold (exclusive of depreciation and amortization)	1,804,050	1,446,878	6,656,778	7,133,308
Depreciation and amortization	20,371	20,747	85,712	77,575
Gross profit	95,198	455,521	951,339	1,129,295
Plus depreciation and amortization	20,371	20,747	85,712	77,575
Refinery gross margin	$115,569	$476,268	$1,037,051	$1,206,870
Refinery gross margin per refinery throughput barrel (4)	$7.99	$34.00	$18.89	$22.01
Gross profit per refinery throughput barrel (4)	$6.58	$32.51	$17.33	$20.60

(4)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(5)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)
Realized hedging gain (loss), net	$15,465	$(35,932)	$17,714	$(120,805)
Unrealized hedging gain (loss), net	(100,611)	81,519	(16,898)	(229,672)
Total hedging gain (loss), net	$(85,146)	$45,587	$816	$(350,477)

(6)
For the quarter and year ended December 31, 2013, cost of products sold for the combined refining segment includes $17.8 million and $8.7 million from the El Paso and Gallup refineries, respectively, with no comparable activity in prior periods. Concurrent with the closing of its initial public offering on October 16, 2013, WNRL entered into fee-based commercial and service agreements with Western under which it operates assets contributed by Western for the purpose of generating fee-based revenues. Under these agreements, WNRL provides various pipeline, gathering, transportation, terminalling and storage services to Western and Western pays fees to WNRL based on minimum monthly throughput volumes of crude oil and refined and other products, and reserved storage capacity. Most of WNRL's assets are integral to the operations of Western’s El Paso and Gallup refineries.

(7)
Direct operating expenses including WNRL expenses per throughput barrel includes $5.9 million and $2.0 million of WNRL directing operating expenses associated with El Paso and Gallup refinery operations, respectively.

Wholesale Segment

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$1,161,076	$1,120,455	$4,779,489	$4,860,291
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,133,889	1,091,538	4,667,371	4,748,077
Direct operating expenses (exclusive of depreciation and amortization)	17,792	15,176	67,137	67,491
Selling, general and administrative expenses	2,936	2,800	11,385	10,407
(Gain) on disposal of assets, net	—	—	—	(509)
Depreciation and amortization	1,113	988	4,057	3,814
Total operating costs and expenses	1,155,730	1,110,502	4,749,950	4,829,280
Operating income	$5,346	$9,953	$29,539	$31,011
Operating Data
Fuel gallons sold	392,534	356,183	1,550,154	1,520,581
Fuel gallons sold to retail	63,444	62,937	254,907	244,906
Average fuel sales price per gallon	$3.08	$3.28	$3.20	$3.32
Average fuel cost per gallon	3.03	3.21	3.15	3.27
Fuel margin per gallon (1)	0.06	0.08	0.06	0.07

Lubricant gallons sold	2,854	2,811	11,793	11,492
Average lubricant sales price per gallon	$11.71	$11.11	$11.28	$11.15
Average lubricant cost per gallon	10.41	10.06	10.07	10.05
Lubricant margin (2)	11.1%	9.5%	10.8%	9.9%

Realized hedging loss	$—	$—	$—	$(23,643)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Net Sales
Fuel sales (including intersegment sales)	$1,207,523	$1,167,674	$4,965,856	$5,054,987
Excise taxes included in fuel sales	(89,304)	(85,861)	(355,865)	(355,957)
Lubricant sales	33,421	31,232	133,082	128,171
Other sales (including intersegment sales)	9,436	7,410	36,416	33,090
Net sales	$1,161,076	$1,120,455	$4,779,489	$4,860,291
Cost of Products Sold
Fuel cost of products sold	$1,188,381	$1,144,503	$4,882,430	$4,970,965
Excise taxes included in fuel cost of products sold	(89,304)	(85,861)	(355,865)	(355,957)
Lubricant cost of products sold	29,719	28,269	118,744	115,540
Other cost of products sold	5,093	4,627	22,062	17,529
Cost of products sold	$1,133,889	$1,091,538	$4,667,371	$4,748,077
Fuel margin per gallon (1)	$0.06	$0.08	$0.06	$0.07

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$252,915	$303,672	$1,177,098	$1,212,070
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	219,320	268,835	1,039,130	1,074,532
Direct operating expenses (exclusive of depreciation and amortization)	27,519	27,054	107,950	102,793
Selling, general and administrative expenses	2,388	2,194	8,401	8,161
Depreciation and amortization	2,795	2,615	11,514	10,473
Total operating costs and expenses	252,022	300,698	1,166,995	1,195,959
Operating income	$893	$2,974	$10,103	$16,111
Operating Data
Fuel gallons sold	75,076	75,024	302,759	291,244
Average fuel sales price per gallon	$3.24	$3.47	$3.41	$3.56
Average fuel cost per gallon	3.06	3.27	3.23	3.36
Fuel margin per gallon (1)	0.18	0.20	0.18	0.20

Merchandise sales	$61,745	$61,481	$253,096	$248,023
Merchandise margin (2)	28.9%	28.5%	28.8%	29.0%
Operating retail outlets at period end			228	222

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Net Sales
Fuel sales (including intersegment sales)	$243,092	$260,294	$1,032,478	$1,036,404
Excise taxes included in fuel sales	(29,466)	(29,091)	(118,015)	(111,805)
Merchandise sales	61,745	61,481	253,096	248,023
Other sales	(22,456)	10,988	9,539	39,448
Net sales	$252,915	$303,672	$1,177,098	$1,212,070
Cost of Products Sold
Fuel cost of products sold	$229,669	$245,105	$976,589	$978,979
Excise taxes included in fuel cost of products sold	(29,466)	(29,091)	(118,015)	(111,805)
Merchandise cost of products sold	43,887	43,988	180,284	176,215
Other cost of products sold	(24,770)	8,833	272	31,143
Cost of products sold	$219,320	$268,835	$1,039,130	$1,074,532
Fuel margin per gallon (1)	$0.18	$0.20	$0.18	$0.20

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

WNRL
The following table sets forth the summary operating results for WNRL. The selected historical financial data for the 2013 period presented below represents the financial results from the period beginning October 16, 2013 through the year ended December 31, 2013. WNRL commenced operations on October 16, 2013, therefore, there is no comparable activity in prior periods.

Year Ended December 31,
2013
(In thousands)
Revenues:
Affiliate	$25,942
Third-party	698
Total revenues	26,640
Operating costs and expenses:
Operating and maintenance expenses	13,940
General and administrative expenses	1,107
Depreciation and amortization	2,676
Total operating costs and expenses	17,723
Operating income	$8,917

NTI
The following table sets forth the summary operating results for Northern Tier Energy, LP ("NTI"). The selected historical financial data for the 2013 period presented below represents the financial results from the period beginning November 12, 2013 through the year ended December 31, 2013. We acquired NTI on November 12, 2013, therefore, there is no comparable activity in prior periods.

Year Ended December 31,
2013
(In thousands)
Net sales	$686,824
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	591,942
Direct operating expenses (exclusive of depreciation and amortization)	35,123
Selling, general and administrative expenses	11,651
Loss on disposal of assets, net	10
Depreciation and amortization	10,740
Total operating costs and expenses	649,466
Operating income	$37,358

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Reported diluted earnings per share	$(0.09)	$1.92	$2.79	$3.71
Earnings before income taxes	$10,220	$322,360	$453,479	$617,087
Loss (gain) on disposal of assets, net	2,035	—	(4,989)	—
Unrealized (gain) loss from commodity hedging transactions	100,611	(81,519)	16,898	229,672
Loss on extinguishment of debt	1	—	46,773	7,654
Earnings before income taxes excluding special items	112,867	240,841	512,161	854,413
Recomputed income taxes after special items (1)	(31,972)	(85,161)	(174,919)	(302,120)
Net income excluding special items	80,895	155,680	337,242	552,293
Net income attributed to non-controlling interest	23,560	—	23,560	—
Net income attributable to Western after special items	$57,335	$155,680	$313,682	$552,293
Diluted earnings per share excluding special items	$0.60	$1.45	$3.15	$5.08

(1)	We recompute income taxes after deducting earnings attributed to non-controlling interest.